REPORT OF INDEPENDENT AUDITORS
To the Board of Trustees of
Professionally Managed Portfolios
In planning and performing our audit of
the financial statements of Leonetti Balanced
 Fund and Leonetti Growth Fund (the Funds), two series of Professionally Managed
 Portfolios, for the fiscal year ended June 30, 2000, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the internal control.
The management of the Funds is responsible for establishing and maintaining internal control.
 In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
  Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the United States.
 Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.
Because of inherent limitations in internal control, errors or fraud may occur and not be detected.
 Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
Our consideration of the internal control would not necessarily disclose all matters in the internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at June 30, 2000.
This report is intended solely for the information and use of the board of trustees and management of Leonetti
Balanced Fund and Leonetti Growth Fund and the
 Securities and Exchange Commission.
Ernst & Young LLP
Los Angeles, California
July 31, 2000